UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 13, 2014

Whiting Petroleum Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-31899	20-0098515
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1700 Broadway, Suite 2300, Denver, Colorado 80290-2300

(Address of principal executive offices, including ZIP code)

(303) 837-1661

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 C.F.R. §230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 C.F.R. §240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 C.F.R. §240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 C.F.R. §240.13e-4(c))

Item 8.01.	Other Events.

Whiting Petroleum Corporation (the “Company”) previously disclosed that its Board of Directors terminated the Production Participation Plan (the “Plan”). The Company will pay to Plan participants the fair market value of their Plan interests in 2015 and James J. Volker, the Company’s Chairman, President and Chief Executive Officer, had informed the Company he would use an amount equal to all of the after-tax proceeds from such payment to purchase shares of common stock of the Company. The Company has determined that the after-tax proceeds of such payment to Mr. Volker will be approximately $3.5 million. On August 13, 2014 and in advance of receipt of such after-tax proceeds, Mr. Volker used his own funds in an amount approximately equal to such after-tax proceeds to pay the exercise price and related income taxes to exercise options to purchase 75,000 shares of Whiting common stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WHITING PETROLEUM CORPORATION

Date: August 18, 2014	By:	/s/ Bruce R. DeBoer
Bruce R. DeBoer
Vice President, General Counsel and Corporate Secretary